UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2006
SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On February 14, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the Silicon Image, Inc. Bonus Plan for Fiscal Year 2006 (the “Bonus Plan”), as previously described in the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2006. On October 19, 2006, the Compensation Committee approved target bonus levels (the “Target Bonus Levels”) for executive participants under the Bonus Plan, subject to the terms and conditions of the Bonus Plan. The Target Bonus Levels are by employee position or title and indicate a percentage that would apply to the respective employee’s base salary (as of December 31, 2006) for bonus calculation purposes, provided that there is 95% or greater achievement of revenue and/or net income targets as set forth in the Bonus Plan. The actual Target Bonus levels and associated payments, however, are subject to increase or decrease depending upon the percentage achievement of the Company’s revenue and/or net income targets and corresponding bonus target funding levels as set forth in the Bonus Plan. A summary of the Target Bonus Levels for executive participants in the Bonus Plan follows.
     Target Bonus Levels for Executives under Bonus Plan

Position/Title	Target Bonus Level
Chief Executive Officer	70% of base salary

Chief Financial Officer, Chief Technology Officer, Chief Legal Officer	45% of base salary

Vice President	40% of base salary
     The Target Bonus Levels and bonus amounts payable are subject to the terms and conditions of the Bonus Plan. The amounts of awards, if any, under the Bonus Plan allocable to individual executive participants may be hereinafter determined and adjusted by the Compensation Committee in its sole discretion and may be less than, equal to or greater than the Target Bonus Levels. The foregoing is a summary of the executive Target Bonus Levels under the Bonus Plan. This summary is not intended to be complete and is qualified in its entirety by reference to the Bonus Plan attached as Exhibit 10.01 to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2006	SILICON IMAGE, INC.

	By:	/s/ Robert Freeman

Robert Freeman
Chief Financial Officer